UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2008

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 556-7235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 29, 2008, Xerium Technologies, Inc. (the “Company”) was notified by NYSE Regulation, Inc. (“NYSER”) that it was not in compliance with the New York Stock Exchange’s (“NYSE”) continued listing criteria under Sections 802.01B and C of the NYSE Listed Company Manual (the “Listed Company Manual”). Specifically, the Company is considered below criteria by the NYSE because (i) the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading day period, and (ii) the Company’s average total market capitalization has been less than $75 million over the same period and its most recently reported stockholders’ equity was less than $75 million.

Under applicable NYSE rules, the Company has 45 days from the receipt of the notice to submit a plan advising the NYSE of definitive actions the Company has taken, or proposes to take, that would bring it into compliance with the market capitalization listing standards within 18 months of receipt of the letter. The Company intends to submit such a plan within the prescribed timeframe. Additionally, since the Company is below the share price criterion, it must bring its share price and average share price above $1.00 within the longer of six months of receipt of the notification or its next annual meeting of stockholders if stockholder action is proposed. During this time, the Company’s common shares will continue to be listed on the NYSE, subject to the Company’s compliance with other NYSE continued listing standards but will be assigned a “.BC” suffix by the NYSE to signify that the Company is not currently in compliance with the NYSE continued listing standards. If the Company is not compliant with the continued listing standards within the applicable timeframe, its common stock will be subject to suspension and delisting by the NYSE.

On January 5, 2009, the Company issued a press release announcing that it had received a notice from NYSER that it was not in compliance with the NYSE’s continued listing criteria under Sections 802.01B and C of the Listed Company Manual. A copy of the press release issued by the Company is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith.

Exhibit No.	Description
99.1	Press Release of Xerium Technologies, Inc. dated January 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: January 5, 2009	By:	/s/ Michael P. O’Donnell
	Name:	Michael P. O’Donnell
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Xerium Technologies, Inc. dated January 5, 2009.